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CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

Company No. 5191648

The Registrar of Companies for England and Wales hereby certifies that

T & T HOMES LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 28th July 2004

N05191648T

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985

Companies House

— for the record —

Electronic statement of compliance with requirements on application for registration of a company pursuant to section 12(3A) of the Companies Act 1985

Company number	5191648
Company name	T & T HOMES LIMITED
I,	SECRETARIAL APPOINTMENTS LIMITED
of	16 CHURCHILL WAY CARDIFF CF10 2DX
a	person named as a secretary of the company in the statement delivered to the registrar of companies under section 10(2) of the Companies Act 1985

make the following statement of compliance in pursuance of section 12(3A) of the Companies Act 1985

Statement: I hereby state that all the requirements of the Companies Act 1985 in respect of the registration of the above company and of matters precedent and incidental to it have been complied with.

Confirmation of electronic delivery of information

This statement of compliance was delivered to the registrar of companies electronically and authenticated in accordance with the registrar's direction under section 707B of the Companies Act 1985.

WARNING: The making of a false statement could result in liability to criminal prosecution

THE COMPANIES ACTS 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF T & T HOMES LIMITED

1. The Company's name is T & T HOMES LIMITED

2. The Company's registered office is to be situated in England and Wales.

3. (A) The Company's objects are :-

(i) To carry on business as a general commercial company; and

(ii) any other trade or business which may seem to the company and its directors to be advantageous and to directly or indirectly enhance all or any of the business of the Company.

(B) To take on lease or in part exchange or purchase, hire or otherwise acquire and hold for any estate or interest any buildings, lands, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery and plant or personal property of any kind deemed convenient or necessary or in connection with the Company□s business or any subsidiary thereof.

(C) To undertake and secure any part or whole of the business, its assets and goodwill of any company, firm or person trading or proposing to trade in any activity which the Company is authorised to carry on or propose to carry on and as part of the consideration for such purchase to undertake all or any of the liabilities of such company, firm or person, or to acquire an interest in, combine with, or enter into any arrangement for profit sharing, or for co-operation, or for mutual assistance with any such company, firm or person or for subsidising or otherwise aiding any such company, firm or person and to accept or give, by way of consideration for any of the acts or things aforesaid or property acquired, any securities, debentures, debenture stock or shares that may be agreed upon, and to retain and hold or mortgage, sell, and deal with any securities, debentures, debenture stock or shares so received.

(D) To sell, charge, mortgage, construct, repair, improve, develop, exchange, let on lease, grant privileges, options, rights and licenses in respect of all or any part of the property of the Company.

(E) To hold or otherwise deal with any investments made for the Company and as may be necessary and to be determined, to invest moneys not immediately required by the Company.

(F) To grant credit, loans or advances on such terms as may be appropriate with or without security to clients and others, to enter into indemnity, contracts or guarantees and suretyships of all kinds, to receive money on loan or deposit or otherwise upon such terms as the Company may approve and to secure or guarantee the payment of any sums of money or the performance of an obligation by any company, firm or person including any parent, subsidiary or fellow subsidiary company in such manner as the Company may think fit.

(G) To raise and borrow money by any method and to secure the payment of any money borrowed, raised or owing (including but not in any way limited to the power to guarantee and to secure the guarantee of the repayment of any money borrowed by any third party) as the Company shall think fit for the purposes of or in connection with the Company□s business.

(H) To issue discount, accept, draw and negotiate cheques, bills of exchange, bills of lading, warrants, debentures, promissory notes and other negotiable or transferable instruments.

(I) To purchase, take, subscribe for or otherwise obtain and retain shares or other securities or interests in any other company having objects similar or identical to those of the Company or carrying on any businesses capable of being carried on so as to directly or indirectly benefit the Company or increase the value of its property and manage, co-ordinate and finance the businesses and operations of any organisation in which the Company holds any such interest.

(J) To dispose of or sell the entire or any part of the property or business of the Company, either in portions or together for such consideration as the Company may think fit, especially for securities, debentures or shares of any company purchasing the same.

(K) To act as brokers, agents or trustees for any company, firm or person and to undertake and perform sub-contracts.

(L) To pay any company, firm or person supplying services to the Company either by cash payment or by the allotment to him/her or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be deemed appropriate.

(M) To assign to the Members of the Company in kind any assets of the Company whatsoever.

(N) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependants or connections of such persons, to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependants or connections, and to support or subscribe to any charitable funds or institutions, the support of which may, in the opinion of the Directors, be calculated directly or indirectly to benefit the Company or its employees, and to institute or maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the Company or its officers or employees.

(O) To co-ordinate, manage, finance, control or otherwise aid any company or companies in which the Company has any interest, whatsoever, to provide consultative, managerial, administrative, technical, commercial and services of all kinds for any such company or companies and to make payments by way of subsidy or otherwise and any

other arrangements which may be deemed desirable with respect to any business or operations of or generally with respect to any such company or companies.

(P) To amalgamate with any other company for the purpose of purchasing the whole or any part of the property, undertaking or business or any of the liabilities of the Company, or of undertaking any business operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(Q) To comply with and be dependant to the provisions (in so far as they are relevant) of Sections 155 to 158 inclusive of the Act and to supply both directly and indirectly any form of financial aid as defined in Section 152(1)(a) for any reason as defined in Section 151(1) and/or Section 151(2) of the said Act.

(R) To secure the Company to be registered or known in any part of the world.

(S) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(T) To do all such other things as are incidental or conducive to the above objects or any of them.

AND so that:-

(1) None of the provisions set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provision shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

(2) The word □Company□ in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(3) In this Clause the expression "the Act" means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

4. The liability of the Members is limited.

5. The Company's share capital is □100.00 divided into 100 shares of □1.00 each

I, the Subscriber of this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum and I agree to take the number of shares shown opposite my name.

1 SHARE(S) TAKEN OF T & T HOMES LIMITED BY Graham Stephens

Graham Stephens
16 Churchill Way
CARDIFF
South Glamorgan
CF10 2DX
WALES

Dated this day of 28/07/2004

G

COMPANIES FORM No. 123
Notice of increase in nominal capital

123

CHWP000

Please do not write in this margin

Pursuant to section 123 of the Companies Act 1985

Please complete legibly, preferably in black type, or bold block lettering

To the Registrar of Companies
(Address overleaf)

For official use | Company number: 0591648

Name of company

insert full name of company

* FALCON MEDIA SERVICES LIMITED

gives notice in accordance with section 123 of the above Act that by resolution of the company

dated 3/12/2007 the nominal capital of the company has been

increased by £400,000 beyond the registered capital of £100,000

† the copy must be printed or in some other form approved by the registrar

A copy of the resolution authorising the increase is attached. †

The conditions (eg. voting rights, dividend rights, winding-up rights etc.) subject to which the new shares have been or are to be issued are as follows:

In accordance with Articles of Association

Please tick here if continued overleaf ☐

‡ Insert Director, Secretary, Administrator, Administrative Receiver or Receiver (Scotland) as appropriate

Signed [signature] Designation ‡ Director Date 7/12/2007

Presenter's name address and reference (if any):

For official Use (02/06)
General Section | Post room

Company Number: 5191648

The Companies Acts 1985-1989
Company Limited by Shares
Written Resolution of the Members of
Falcon Media Services Limited

Passed 3rd December 2007

We the undersigned being all the members for the time being of the above named Company, entitled to receive notice of and attend and vote at General Meetings, hereby pass the following Special Resolution pursuant to the Articles of Association of the Company, and agree that the said resolution shall for all purposes be as valid and effective as if the same had been passed at a General Meeting of the Company convened and duly held:

SHAREHOLDER J. J. MAY

SPECIAL RESOLUTION

THAT the authorised share capital of **FALCON MEDIA SERVICES LIMITED** be increased from $100,000 being 100,000,000 ordinary shares of $0.001 each, to $500,000 being 500,000,000 ordinary shares of $0.001 each.

....
Director

THE COMPANIES ACTS 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF T & T HOMES LIMITED

PRELIMINARY

1. (A) The Regulations contained in Table A of the Companies (Tables A to F) (amendment) Regulations 1985 (hereinafter referred to as "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the following Articles hereon shall be the regulations of the Company.

(B) Expressions defined in Regulation 1 of Table A shall where the context admits bear in these Articles the meaning so defined.

SHARES

2. (A) Subject to Section 80 of the Act and to the provisions of the Article 2(B) below the shares comprised in the authorised share capital with which the Company has been incorporated shall be under the control of the Directors and the Directors shall have power to offer, allot, grant options over or otherwise dispose of any shares, to such persons, at such times and generally on such terms and in the manner as they think fit.

(B) (i) The Directors are generally and wholly authorised for the purposes of Section 80 of the Act, to allot relevant securities (as defined in Section 80) provided that the aggregate nominal value of such securities allotted pursuant to this authority shall not exceed the amount of the authorised share capital.

(ii) The authority to allot relevant securities shall expire on the fifth anniversary of the date of incorporation of the Company. The authority hereby given may at any time (subject to the said Section 80) be renewed, varied or revoked by Ordinary resolution of the Company at General Meeting.

(iii) Any offer or agreement in respect of relevant securities, which is made prior to the expiration of such authority and in all other respects within the terms of such authority, shall be authorised to be made, notwithstanding that such an offer or agreement would or may require allotment of the relevant securities after the expiration of such authority, and accordingly, the Directors may at any time allot any relevant securities in pursuance of such an offer of agreement.

(iv) In accordance with Section 91(1) of the Act, Sections 89(1) and 90(1) to (6) (inclusive) shall not apply to any allotment of equity securities (as defined in Section 94 of the Act) by the Company.

(C) All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in General Meeting shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by any such Special Resolution as aforesaid shall be under the control of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the Members. The foregoing provisions of this paragraph 2 (C) shall have effect subject to Section 80 of the Act.

3. In regulation 8 of Table A the words □not being a fully paid share□shall be omitted. The Company shall have a first and paramount lien on all shares (whether or not it is a fully paid share), standing registered in the name of any person indebted or under liability to the Company, (whether he/she be the sole registered holder thereof or one of two or more joint holders) for all moneys presently payable by him/her or his/her estate to the Company. The liability of any member in default in respect of a call shall be increased by the addition of the words □and all expenses that may have been incurred by the Company by reason of such non-payment□at the end of the first sentence of Clause 18 in Table A.

4. Subject to the provisions of Part V of the Act

(A) The Company may purchase any of its own shares, provided that the terms of any contract under which the Company will or may become entitled or obliged to purchase its own shares shall be authorised by a Special Resolution of the Company in General Meeting before a contract is entered into.

(B) The Company shall be authorised, in respect of the redemption or purchase of any of its own shares, to give any such financial assistance, or to make any such payment out of capital as may be permissible in accordance with the Act, provided that any such assistance or payment shall first be authorised by a Special Resolution of the Company in General Meeting.

GENERAL MEETINGS AND RESOLUTIONS

5. (A) A notice convening a General Meeting must give information to Members in regard to their right to appoint proxies as stated under Section 372 (3) of the Act; and any notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to both Directors and Auditors for the time being of the Company.

(B) No business shall be transacted at any General Meeting unless a quorum is present.
Subject to paragraph 5(E) below two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

(C) If a quorum is not present within half an hour from the time appointed for a General Meeting the Meeting shall stand adjourned to the same day in the next week at the same time and location or to such other day, time and location as the Directors may determine; if a quorum is not present at the adjourned General Meeting within half an hour from the time appointed therefor such adjourned General meeting shall be dissolved.

(D) Clause 40 and 41 in Table A shall not apply to the Company.

(E) If the Company has only one Member, that Member present in person or by proxy or (if that Member is a Corporation) a duly authorised representative shall be a quorum.

6. If the Company has only one Member and that Member makes a decision which is required to be taken in General Meeting or by a written resolution, that decision shall be as valid and effective as if agreed by the Company in General Meeting save that this paragraph shall not apply to resolutions passed pursuant to Sections 303 and 391 of the Act. Any decisions shall be recorded in writing and delivered by that Member to the Company for entry in the Company□s Minute Book.

DIRECTORS

7. (A) Clause 64 in Table A shall not apply to the Company.

(B) Unless and until the Company in General Meeting shall otherwise determine, there shall be no limitation as to the number of Directors. Whensoever the minimum number of Directors shall be one, a sole Director may exercise all the powers and authorities vested in the Directors by Table A and by these Articles. Clause 89 in Table A shall be modified accordingly.

(C) The Directors of the Company shall not be required to retire by rotation and Clauses 73 to 80 (inclusive) in Table A shall not apply to the Company.

(D) (i) No person shall be appointed a Director at any General Meeting unless either he or she is recommended by the Directors or if not less than fourteen nor more than thirty-five clear days before the General meeting date, notice signed by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

(ii) Subject to the above the Company may by Ordinary Resolution in General Meeting appoint any person who is willing to act to be a Director, either as an additional Director or to fill a vacant position.

(iii) In Regulation 84 of Table A there shall be inserted in the third sentence after the words □shall terminate□ the parenthesis (unless the terms of his appointment otherwise provides)

(E) In the case where as the result of the death of a sole Member of the Company whereon the Company has no Members and no Directors the personal representatives of the deceased member shall have the right by notice in writing to appoint a person to be a Director of the Company and such appointment shall be as effective as if made by the Company in General Meeting pursuant to paragraph 7 (D) (ii) above.

8. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and subject to Section 80 of the Act, to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

9. A Director, or any such other person as is mentioned in regulation 65 of Table A, may act as an alternate Director to represent more than one Director, and an alternate Director shall be entitled at any meetings or committees of the Directors to one vote for every Director whom he/she represents in addition to his/her own vote (if any) as a Director, but in relation to determining a quorum he or she shall count as only one.

GRATUITIES AND PENSIONS

10. The Directors may exercise the authority conferred by Clause 3(N) of the Memorandum of Association of the Company and are entitled to retain benefits received by them or any of them by reason of the exercise of such authority. Clause 87 in Table A shall not apply to the Company.

DIRECTORS INTERESTS

11. A Director may vote as a Director on any resolutions concerning any contract or arrangement in which he or she has an interest or upon any matter arising thereout, and if the said Director shall vote on any such resolution as aforesaid his or her vote shall be counted and the said Director shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration. Clause 94-98 (inclusive) of Table A shall not apply to the Company.

INDEMNITY

12. Subject to the provisions of Section 310 of the Act and in addition to such indemnity as is contained in Regulation 118 of Table A, every Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities incurred by him or her in or about the execution and discharge of the duties of his or her office.

COMPANY SEAL

13. The obligation under Regulation 6 of Table A relating to the sealing of Share Certificates shall only apply if the Company has a seal.

TRANSFER OF SHARES

14. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and Clause 24 in Table A shall not apply to the Company.

Graham Stephens
16 Churchill Way
CARDIFF
South Glamorgan
CF10 2DX
WALES

Dated this day of 28/07/2004

FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5191648

The Registrar of Companies for England and Wales hereby certifies that

T & T HOMES LIMITED

having by special resolution changed its name, is now incorporated

under the name of

FALCON MEDIA SERVICES LIMITED

Given at Companies House, Cardiff, the 25th November 2004

C05191648O

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

HC006B

000151/10.

NEW CO...

20 NOV 2004

COMPANY NUMBER: 5191648

THE COMPANIES ACTS 1985 - 1989
COMPANY LIMITED BY SHARES
WRITTEN RESOLUTION OF THE MEMBERS OF
T&T HOMES LIMITED

passed 28 July 2004

We the undersigned, being all the members for the time being of the above named Company, entitled to receive notice of and to attend and vote at General Meetings, hereby pass the following resolution as a Special Resolution pursuant to the Articles of Association of the Company, and agree that the said resolution shall for all purposes be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held:

SPECIAL RESOLUTION

THAT the name of the company be changed to:

FALCON MEDIA SERVICES LIMITED

xGT ....
SHAREHOLDER

xJM ....
SHAREHOLDER

A35
COMPANIES HOUSE
0235
20/11/04

F:\MLA\GENERAL PRACTICE\COMPANY SECRETARIAL\RESOLUTION FOR CHANGE OF NAME\02\03